DEBT RESTRUCTURING AGREEMENT

THIS AGREEMENT is made this 8th day of January, 2004 (the "Effective Date") by and between Nuclear Solutions, Inc., a Nevada corporation ("Nuclear Solutions") and Lender ("Lender").

BACKGROUND

Borrower desires to defer repayment of funds loaned to the company through various promissory demand notes and other financial instruments previously executed between the parties.

Lender desires to defer repayment of funds and to consolidate debt instruments and repayment terms.

NOW THEREFORE, in consideration for the mutual covenants and agreements contained herein and for other good and valuable consideration the receipt of which is hereby acknowledged the parties hereto agree as follows:

1. SUBJECT INSTRUMENTS: The following debt instruments are acknowledged by the parties as subject to the terms of this debt consolidation agreement:

      a.)   1-2-2002 Demand Promissory Note for $275,000
      b.)   8-19-2002 Demand Promissory Note for $10,000
      c.)   9-27-2002 Demand Promissory Note for $100,000
      d.)   5-1-2002 Demand Promissory Note for 100,000
      e.)   10-16-02 Credit line (approximate balance $408,500)

      The total amount owed as of January 8, 2004 including principal and interest is calculated to be $973,135.42

2.    The credit line agreement dated 10-16-02 shall be terminated.

3. Lender agrees to provide an additional amount up to $50,000 dollars to Borrower at lenders sole discretion pursuant to the terms of this agreement.

4. The principal balances and accrued instruments from all financial instruments indicated above as indicated on Borrowers audited financials, shall be consolidated and recapitalized by this agreement. The sum of all accrued interest and principal balances shall accrue a simple annual interest rate of 10% beginning on the effective date of this contract.

5.    REPAYMENT TERMS:

      a) Repayment of the consolidated principal and interest balances under this agreement shall be deferred until such time that the Borrower receives financing of no less than $2,000,000 dollars (Two Million Dollars) or twelve months from the effective date of this agreement ("Triggering Event"), whichever may occur first.

      b) Within 15 days of triggering event Borrower shall execute one of the following repayment options at Borrowers sole discretion.

            1.) The outstanding principal and interest accrued to the date of the triggering event shall be converted into rule 144 common stock of the borrower at the 20 day moving average stock price of the effective date of this contract (.084 cents per share as of January 8, 2004)

                  OR


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            2.)   The outstanding principal and balance shall be paid in full with cash.

                  OR

            3.)   Any combination of option 1 and 2 above.

6.    INCENTIVES:

      a.) Borrower shall issue to lender 2,000,000 rule 144 common shares immediately upon demand and instruction as an incentive for entering into this agreement.

      b.) The voting rights to any shares issued under the terms of this agreement shall irrevocably vest with the board of directors of Nuclear Solutions, Inc. for a period of two years from the date of issuance.

7. LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. The parties have agreed that the limitations specified in this Section 7 will survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

8. COMPLIANCE WITH LAWS. Lender and Nuclear Solutions shall comply with all applicable federal and state laws and regulations relating in any way to its performance under this Agreement.

9. APPLICABLE LAW. This Agreement shall be deemed to be a contract made under the laws of the state of Nevada and for all purposes it, plus any related or supplemental documents and notices, shall be construed in accordance with and governed by the laws of the State of Nevada exclusive of its choice of law rules. The parties expressly agree that any and all disputes arising out of or concerning this Agreement shall be litigated and adjudicated in the state and/or federal courts located in the State of Nevada, and each party consents to and submits to such jurisdiction.

10. NOTICES. All notices to either party shall be in writing and shall be directed to the address stated below (unless notice of an address change is given). Any notices or other communications so addressed shall be deemed duly served if delivered in person or sent by certified mail or facsimile, confirmed by certified mail, return receipt requested.

11. NO WAIVER. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

12. ENTIRE AGREEMENT. This Agreement, including any Schedules hereto and made a part hereof, constitutes and expresses the entire agreement and understanding between the parties, on the subject matter herein. All previous discussions, promises, representations and understandings between the parties relative to this Agreement, if any, have been merged into this document.


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13.   SEVERABILITY. In the event that any term or provision of this Agreement is determined to be unlawful or unenforceable, such term or provision shall be deemed severed from this Agreement and all remaining terms and provisions of this Agreement shall remain in full force and effect.

14. AMENDMENTS. This Agreement may not be and shall not be deemed or construed to have been modified, amended, rescinded, canceled or waived in whole or in part, except by written instrument signed by the parties hereto.

15. FORCE MAJEURE. Neither party shall be liable to the other party for any delay in performance or nonperformance of any provision of this Agreement resulting from state or governmental action; riots, war, acts of terrorism, sabotage, strikes, lock-outs, prolonged shortage of energy, fire, flood, hurricane, earthquakes, lightning, and explosion, provided that each party shall promptly notify the other party of the occurrence of such event and shall estimate the probable delay resulting therefrom.

16. HEADINGS. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any other provision hereof.

17. AUTHORITY TO EXECUTE. Each party represents and warrants that it has the legal power and authority to enter into this Agreement and that it has not made and will not make any commitments to the other inconsistent with such rights.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


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NUCLEAR SOLUTIONS, INC.                 LENDER


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Patrick Herda                           Lender
CEO